Back to 8-K	Exhibit 10.1

WELLCARE HEALTH PLANS, INC. 2013 INCENTIVE COMPENSATION PLAN
PERFORMANCE STOCK UNIT AWARD NOTICE AND AGREEMENT

This award is made to the Participant named below by WellCare Health Plans, Inc., a Delaware corporation (the “Company”).  Subject to the terms and conditions of this Performance Stock Unit Award Notice and Agreement, including Appendix A attached hereto and incorporated herein, and the terms and conditions of the Performance Stock Unit Award Agreement that is available to you on the Company’s Intranet site and is an integral part of this award (together, the “Award Documentation”), the Company hereby awards under the WellCare Health Plans, Inc. 2013 Incentive Compensation Plan (the “Plan”) the Restricted Stock Units, the vesting of which is conditioned upon the achievement of one or more performance goals (“PSUs”), described below to Participant effective as of the Grant Date set forth below.  Capitalized terms used in the Award Documentation that are not defined herein have the meanings attributed to them in the Plan.

1.	Participant: [•]

2.	Grant Date: [•]

3.	Performance Period: [•]

4.	Number of PSUs at Target Award: [•], subject to adjustment as provided in the Award Documentation and the Plan.

Other Award Levels	Number of PSUs
Minimum Award	No PSUs
Threshold Award	50% of PSUs at Target Award
Maximum Award	200% of PSUs at Target Award

The actual number of PSUs that become eligible for vesting shall be determined by the Committee, in its sole discretion, in accordance with Appendix A.

5.	Vesting Date: [•], subject to Section 8 below.

6.	Description of PSUs: Each PSU constitutes an unfunded and unsecured promise of the Company to deliver one Share to Participant on the Delivery Date (defined below).

7.
Termination of Continuous Service:  Except as set forth in Section 8 below, upon the termination of Participant’s Continuous Service for any reason, any then-unvested PSUs shall be forfeited automatically without any payment to Participant and become null and void.

8.
Change in Control:  In the event of a Change in Control, the Target Award shall become vested on the Vesting Date; provided that, Participant’s Continuous Service continues through the Vesting Date.  Notwithstanding the foregoing, the Target Award shall become immediately vested on the effective date of the termination of Participant’s Continuous Service if, within twenty-four (24) months following a Change in Control, Participant’s Continuous Service is terminated by (i) the Company or a Subsidiary without Cause or (ii) Participant for Good Reason.

9.
Delivery Date:  The Shares underlying the number of vested PSUs shall be delivered as soon as practicable after the Vesting Date, but in no event later than March 15th of the year immediately following the year in which such PSUs vest.

*  *  *  *  *

By signing below, Participant hereby consents and agrees to the electronic delivery of the Award Documentation.  Participant acknowledges and agrees that (1) the Performance Stock Unit Award Agreement, the Plan and the Plan prospectus are available for Participant’s review on the Company’s Intranet under the Legal Services section, and, upon request, a paper version of each document will be provided to Participant and (2) Participant has reviewed and fully understands the Award Documentation, the Plan and the Plan prospectus and agrees to be bound by the terms and conditions of the Plan and the Award Documentation.

PARTICIPANT		WELLCARE HEALTH PLANS, INC.

BY:		By:
	[*]		Name: [*]
Title: [*]

APPENDIX A

VESTING CRITERIA FOR PERFORMANCE STOCK UNITS

All terms used in the chart below shall be defined and interpreted in the Committee’s sole discretion.

[INSERT GOALS FOR APPLICABLE PERFORMANCE PERIOD]

Regardless of whether any criteria set forth in Appendix A have been achieved, in making a determination as to whether or not PSUs vest pursuant to this Award, and the number of PSUs that vest pursuant to this Award, if any, the Committee may take into consideration other factors, including, but not limited to, unanticipated events, acquisition and expansion costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Committee in its sole discretion, if such factors occur; provided, however, if this Award is subject to Section 8 of the Plan, no adjustment may be made if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

Notwithstanding the foregoing or as a limitation of Section 18 of the Performance Stock Unit Award Agreement, the Committee shall be authorized, in its sole discretion, at any time prior to the Delivery Date to reduce or otherwise amend the number of Shares deliverable with respect to the PSUs (including determining that zero Shares shall be delivered), regardless of whether any criteria set forth in this Appendix A have been achieved.